UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 22, 2008
(Date of earliest event reported)

VoIP, Inc.
(Exact name of Company as specified in its charter)

Texas	000-28985	75-2785941
(State or Other Jurisdiction)	(Commission File Number)	(I.R.S. Employer Identification)
of Incorporation)

 151 So. Wymore Rd., Suite 3000, Altamonte Springs, Florida 32714
  (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (407) 389-3232

N/A
 (Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 22, 2008, Robert Staats resigned as VoIP, Inc.’s Chief Accounting Officer.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VoIP, INC.

Date: February 25, 2008	By:	/s/ Anthony Cataldo
Anthony Cataldo
Chief Executive Officer